EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NexPrise, Inc. 1997 Stock Plan and NexPrise, Inc. Nonstatutory Stock Option Agreement with Certain Employees of our report date February 20, 2001, with respect to the consolidated financial statements and schedule of Ventro Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


San Jose, California
August 8, 2001